Pitney Bowes Inc.

Brian Baxendale

Executive Vice President & Group President,
PB Document Messaging Technologies

Mail & Document Value Chains

Create ➡ Produce ➡ Distribute ➡ Receive ➡ Update

Creative Services → List Management → Data Processing Services → Printing → Mail Finishing → Lettershop/ Presort Services → Fulfillment → Consolidate /Drop-Ship → Retail /Delivery → Incoming Mail

Key Areas of Overlap

- Bill/Statement printing[1]
- Other Financial Print (e.g., 10K, Prospectus)
- CRM Data Mgmt Services and Software
- Magazine Printing (Mailed Magazines)
- Catalog Printing
- Direct Mail Printing

[1]Includes data formatting and extraction

Copy/print	Facilities mgmt services	General commercial print	Commercial publishing	Content mgmt and storage/ retrieval	Transaction doc. mgmt	Digital on demand	Document intensive business process outsourcing

Document Messaging Technologies

Our Focus

- Integrated Mail And Document Management Solutions – Large Scale/High Integrity/1:1
- Mixed Mail and Message Environment – Physical and Electronic
- Enable Closed Loop, e-Enabled, "Hard Copy" Customer Communications

Document Messaging Technologies

Growing Software & Services Component Of Revenue


Software
11%
Equipment
59%
Services
30%

1997


Software
17%
Equipment
49%
Services
34%

2002

Document Messaging Technologies

High Volume One-to-One Targeted Communications

- Products
  - Equipment for Print and Mail Processing - Incoming and Outgoing
  - Print and Mail Enabling Software – CRM and SCM
  - e-Applications – Mail-to-Mail, Mail-to-Web, Mail-to-Call Center
- Markets
  - Global 2000, Service Bureaus and Direct Mail Houses

Document Messaging Technologies

Strategy

- Gain Market Share
- Increase Share of Customer - Software and Services
- Develop Markets – China, *India, Brazil,* Japan
- Integrated Mail and Document Management
- Leverage Economies of Scale – One Company

Document Messaging Technologies

Competitive Position

- Market Leader
  - High Volume, High Integrity Integrated Mail
  - Web-Enabled Customer Response Management
- Strong Investment
  - Product Development
  - Acquisition
- Partner – Group 1, IBM, Siebel

Mail & Document Value Chains


Create
Produce
Distribute
Receive
Update
Creative Services
List Management
Data Processing Services
Printing
Mail Finishing
Lettershop/ Presort Services
Fulfillment
Consolidate /Drop-Ship
Retail /Delivery
Incoming Mail
Key Solution Areas
Bill/Statement processing
1:1 Messaging
Direct Mail Processing
Workflow Solutions (IBM)
Analytics
Call Centers (Siebel)
Marketing Automation (Siebel)
Customer Response Management
Facilities mgmt services
General commercial print
Commercial publishing
Content mgmt and storage/ retrieval
Transaction doc. mgmt
Digital on demand

Competitors

- Large Ticket Equipment
  - Bell & Howell
  - Böwe
  - Buhrs
  - Gunther
  - Kern
  - Juki
- Enabling Software
  - First Logic (10%)
  - Xenos
  - Metavante
  - Princeton.com
- Partners
  - Checkfree
  - First Logic
  - EDS
  - Experian
  - Moore Corp.

Portfolio Investment

Large Ticket Equipment

- Acquisitions:
  - MailCode - Sorting
  - Bell & Howell - Customer Base & People
- Alliance:
  - Surefeed Technology - Inserting
- Internal Development:
  - Advanced Productivity System - Inserting

Enabling Software

- Acquisitions
  - Alysis - EBPP Software and Talent
  - MailCode - Trace 'n Track and Talent

Market Overview

Worldwide Total Revenue 2001 = $1.05 billion



Bell & Howell 29%
Bowe 19%
Kern 7%
Buhrs 2%
Other 5%
Gunther 2%
Pitney Bowes 37%

Based on full year Bell & Howell International revenue reported as PB revenue

Market Overview

2001 Worldwide Market Share For Integrated Mail and Document Management Solutions.



50%
40%
30%
20%
10%
0%
Market Share %
1998
1999
2000
2001
Pitney Bowes (1)
Bell & Howell
Bowe
Kern
Gunther
Other

(1) - Based on full year Bell & Howell International Revenue